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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant      [   ]
Filed by a Party other than the Registrant      [ X ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement         [   ]  Confidiential, for the Use of
[   ]  Definitive Proxy Statement                 the Commission Only
[   ]  Definitive Additional Materials            (as permitted by Rule
[ X ]  Soliciting Material Pursuant to            14a-6(e)(2))
       Section 240.14a-11(c) or
       Section 240.14a-12

                           COMMUNITY BANCSHARES, INC.
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                (Name of Registrant as Specified In Its Charter)


                         EDWARD GREENE & STEPHEN GREENE
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.
[   ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.
[   ]    $500 per each party to the controversy pursuant to Exchange Act
         Rule 14(a)-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which the transaction applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:


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         (5)  Total fee paid:

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[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchage Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

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         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

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         (4)      Date Filed:

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                     The Committee for Shareholder Interest

June 18, 1998

To the Shareholders of Community BancShares, Inc.:

You have previously received a letter dated June 8, 1998 from Management and will shortly receive Management's proxy statement. If you have previously returned our proxy card, thank you! We appreciate your support and you do not need to do anything further. If you have not yet returned our proxy card we encourage you to do so. In any event, please do not return Management's proxies until you have had the opportunity to review our rebuttal of their proxy statement. This rebuttal will be mailed to you within the week. Our rebuttal will address, point-by-point, any allegations and claims made by Management. Our rebuttal will also reveal the numerous instances wherein Management has acted contrary to the best interest of the shareholders.

In Management's letter of June 8, 1998, they only show only that net income for 1997 was $628,122 and that this was a 79% increase over 1996. They don't address the fact that net income in 1996 was a disappointing $350,969, which equaled a return on equity of 5.2%. They further ignore the fact that $9,740,000 of your equity was required to earn $628,122 in 1997. This means the return on your equity was only 6.46% for all of 1997. We will send you an independent financial newsletter which will show that the average return on equity for other North Carolina banks is 12 to 14 percent, more than double the performance of Community BancShares, Inc.

If the majority of the Board of Directors believe that this is an outstanding job, then in the opinion of the Committee for Shareholder Interest these directors and Management must be educated to the requirements of today's market. We are committed to the maximization of shareholder value and believe that return on equity is a key measurement of financial performance and that the first step in improving performance is to realize when it needs improving.

WE REMAIN COMMITTED TO MAXIMIZING SHAREHOLDER VALUE AND WILL CONTINUE OUR EFFORTS IN THAT DIRECTION AND OUR EFFORTS TO REMIND MANAGEMENT THAT THE SHAREHOLDERS ARE THE ONES WHO OWN THE COMPANY.


Sincerely,


The Committee for Shareholder Interest